EXHIBIT 10.9

Second Amendment to Construction Loan Agreement dated January 1, 2003, by and between First

National Bank of Omaha and Badger State Ethanol, LLC.

SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Second Amendment to Construction Loan Agreement made as of the 1st day of January, 2003, by and among First National Bank of Omaha (“BANK”), a national banking association with principal offices in Omaha, Nebraska, and Badger State Ethanol, LLC (“BORROWER”), a Wisconsin limited liability company.

Whereas, BANK and BORROWER executed a written Construction Loan Agreement dated as of August 28, 2001 (the Construction Loan Agreement, together with all amendments thereto is collectively called the “AGREEMENT”).

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.                                       Terms which are typed herein as all capitalized words and are not defined herein shall have the same meanings as when described in the AGREEMENT.

2.                                       As of the date hereof, construction of the PROJECT has almost been accomplished, with the exception of emissions testing and certification of same by ICM, Inc. in form reasonably acceptable to BANK, final retainage (resolution of impact scales, grain storage requirements, blacktop, proof of extended warranty on chiller, final ethanol storage tank approval, and all other unresolved items related to the punch-list dated December 18, 2002), balance of Fagen contract (i.e. general conditions, processing piping and values, insulation, and electrical), and change orders (i.e. site soil issues, epoxy paint, ceramic tile for control room, lab, plant offices, etc., vapor recovery system, natural gas reroute, well expense, concrete, winter expense, primary switch gear, and catalytic converter) (jointly and severally, the “REMAINING ITEMS”).

3.                                       BORROWER agrees to diligently work to complete the REMAINING ITEMS, and requests BANK to advance the sum of $1,038,914.88 of the CONSTRUCTION LOAN to fund such work.  BANK agrees to advance such amount, and to deposit the same in an account at BANK for the benefit of BORROWER.  BANK will disburse funds from such account to pay for the REMAINING ITEMS as described in the AGREEMENT.  On completion of the REMAINING ITEMS, the remaining funds in such account shall be paid to BORROWER.  If the described amount is insufficient, for any reason, to complete the REMAINING ITEMS, BORROWER shall pay such additional costs as are necessary to complete the REMAINING ITEMS no later than June 30, 2003.

4.                                       Section 1, Paragraph 1.19 of the AGREEMENT is hereby amended and restated, effective immediately, to read:

1.19                           “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the REVOLVING NOTE, August 26, 2003, as to the TERM NOTE 1, January 1, 2008, and as to the TERM NOTE 2, January 1, 2008, and as to the TERM NOTE 3, January 1, 2008 (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii)

the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

5.                                       Section 1, Paragraph 1.32 of the AGREEMENT is hereby amended and restated, effective immediately, to read:

1.32                           “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments) less current liabilities (less any portion of such current liabilities that constitute debt that is expressly subordinated to the BANK in a writing acceptable to the BANK) plus the amount available to BORROWER for drawing under TERM NOTE 3

6.                                       Section 6, Paragraph 6.2.3 of the AGREEMENT is hereby amended and restated, effective immediately, to read:

6.2.3                        The BORROWER shall determine, at each fiscal year end, the amount of its EXCESS CASH FLOW for said fiscal year, and within one hundred twenty days following such fiscal year end, pay twenty percent (20%) of such sum to BANK, to be applied pro rata to the principal amount of TERM NOTE 2 and TERM NOTE 1, and after TERM NOTE 2 is repaid, pro rata to TERM NOTE 3 and TERM NOTE 1.  Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT.

7.                                       By execution hereof, the parties agree that the initial principal amount of the TERM LOAN shall be $30,600,000.00, the proceeds of which will retire the CONSTRUCTION LOAN.  Said TERM LOAN will be paid by BORROWER’s execution and delivery of three new notes, called TERM NOTE 1, TERM NOTE 2, and TERM NOTE 3, in the forms attached hereto as Exhibits 1, 2, and 3, respectively, and are by this reference made a part hereof.

8.                                       BORROWER and BANK have agreed to allow BORROWER to fix the interest rate of 6.528% as to the TERM NOTE 1 as of this date, which the parties agree satisfies the BORROWER’s requirements to fix the interest rate on one-half of such TERM NOTE as set forth in paragraph 2.6 of the AGREEMENT.   In the event that the BORROWER pre-pays part or all of its fixed rate debt, except as required by the AGREEMENT, the BORROWER shall pay BANK the breakage fees shown in the Exhibit attached hereto as marked Exhibit 4, which BANK shall apportion among its participants.

9.                                       On the first day of each calendar quarter, commencing April 1, 2003, BORROWER shall pay $526,033.10 to the BANK which will be allocated to TERM NOTE 1.

10.                                 On the first day of each calendar quarter, commencing April 1, 2003, BORROWER shall pay $495,806.31 to BANK which shall be allocated as follows:

a.          first to accrued interest on TERM NOTE 3 until paid in full;

b.         next, the remaining balance of such payment shall be applied to accrued interest on TERM NOTE 2 until paid in full;

c.          next, the remaining balance of such payment shall be applied to principal on TERM NOTE 2 until paid in full;

d.         last, the remaining balance (if any) of such payment shall be applied to principal on TERM NOTE 3.  All unpaid principal and accrued interest shall be due and payable on January 1, 2008, if not sooner paid.

11.                                 BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

12.                                 Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

In witness whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Badger State Ethanol, LLC

by	/s/ Brian D. Thome	by	/s/ Gary L. Kramer
	Brian D. Thome, Second Vice President		Gary L. Kramer, President

Exhibit 1

TERM NOTE 1 (Fixed Rate)

Note Date:	January 1, 2003	$15,300,000.00
Maturity Date:	January 1, 2008

FOR VALUE RECEIVED, BADGER STATE ETHANOL, LLC, a Wisconsin limited liability company (“BORROWER”) promises to pay, on or before the Maturity Date shown above, to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Fifteen Million Three Hundred Thousand and No/100 Dollars ($15,300,000.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of August 28, 2001, (the Construction Loan Agreement, together with all amendments thereto is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at a rate of 6.528% per annum.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS. BORROWER will pay 19 quarterly payments intended to amortize interest and principal, commencing April 1, 2003, in the amount of $526,033.10.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on Maturity Date.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time.  Provided, however, a condition of any prepayment is that a breakage fee, in the amount set forth on Exhibit 4 to the Second Amendment to the Agreement, shall be paid to BANK.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

BADGER STATE ETHANOL, LLC

		By:	/s/ Gary L. Kramer

STATE OF Wisconsin	)
) ss.
COUNTY OF Green	)

On this 19th day of December, 2002, before me, the undersigned, a Notary Public, personally appeared Gary Kramer, the President of Badger State Ethanol, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Notary Signature
Notary Public

Exhibit 2

TERM NOTE 2 (Variable Rate)

Note Date:	January 1, 2003	$10,300,000.00
Maturity Date:	January 1, 2008

FOR VALUE RECEIVED, BADGER STATE ETHANOL, LLC, a Wisconsin limited liability company (“BORROWER”) promises to pay, on or before the Maturity Date shown above, to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Ten million Three Hundred Thousand and No/100 Dollars ($10,300,000.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of August 28, 2001, (the Construction Loan Agreement, together with all amendments thereto is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue at a rate (the “RATE”) equal to one hundred basis points in excess of the BASE RATE in effect from time to time until maturity, and six per cent (6%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise.  For purposes hereof, BASE RATE shall mean the rate published as the “prime rate” in the Midwestern Edition of the Wall Street Journal.

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

INCENTIVE PRICING. The interest rate applicable to the TERM LOAN are subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER.  In the event that BORROWER maintains the following ratios, measured monthly, the interest rates will be reduced accordingly:

If INDEBTEDNESS to NET WORTH is less than:	Interest will be:

1.25 : 1.00	BASE RATE plus 75 basis points
1.00 : 1.00	BASE RATE plus 50 basis
0.75 : 1.00	BASE RATE plus 25 basis points

REPAYMENT TERMS. BORROWER will pay equal quarterly payments of $495,806.31, as described in the AGREEMENT, which will applied to this Note and an additional Note, in the manner described in the AGREEMENT.  Such quarterly payments shall remain in said amount without regard to any reduction or variance in interest rate accrual during the term hereof.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on January 1, 2008, if not sooner paid.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

BADGER STATE ETHANOL, LLC

By:	/s/ Gary L. Kramer

(notary acknowledgement on next page)

STATE OF Wisconsin	)
) ss.
COUNTY OF Green	)

On this 18th day of December, 2002, before me, the undersigned, a Notary Public, personally appeared Gary Kramer, the President of Badger State Ethanol, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Notary Signature
Notary Public

Exhibit 3

TERM NOTE 3 (Reducing Revolver)

Note Date:	January 1, 2003	$5,000,000.00
Maturity Date:	January 1, 2008

FOR VALUE RECEIVED, BADGER STATE ETHANOL, LLC, a Wisconsin limited liability company (“BORROWER”) promises to pay, on or before the Maturity Date shown above, to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of August 28, 2001, (the Construction Loan Agreement, together with all amendments thereto is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at a rate (the “RATE”) equal to one hundred basis points in excess of the BASE RATE in effect from time to time until maturity, and six per cent (6%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise.  For purposes hereof, BASE RATE shall mean the rate published as the “prime rate” in the Midwestern Edition of the Wall Street Journal.

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE. The BORROWER may reborrow, on a revolving basis, that principal amount repaid on this promissory note which remains at a variable interest rate. BORROWER will pay BANK an unused commitment fee of three-eighths of one percent (3/8%) assessed quarterly in arrears against the unused portion of the note amount.  Pursuant to this revolving loan feature the BANK will lend the BORROWER, from time to time until maturity of this note such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00.  The BORROWER may borrow, repay and reborrow hereunder, from the date of this AGREEMENT until the maturity of this note, said amount or any lesser sum which is $10,000.00 or an integral multiple thereof.

Following repayment of TERM NOTE 2, when regular quarterly principal payments are applied to this note, the amount available to be borrowed under the revolving loan feature will be correspondingly reduced, so that the maximum amount outstanding under this promissory note will decrease accordingly.

INCENTIVE PRICING. The interest rate applicable to the TERM LOAN are subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER.  In the event that BORROWER maintains the following ratios, measured monthly, the interest rates will be reduced accordingly:

If INDEBTEDNESS to NET WORTH is less than:	Interest will be:

1.25 : 1.00	BASE RATE plus 75 basis points
1.00 : 1.00	BASE RATE plus 50 basis
0.75 : 1.00	BASE RATE plus 25 basis points

REPAYMENT TERMS.  BORROWER will pay equal quarterly payments of $495,806.31, as described in the AGREEMENT, which will be applied to this Note and an additional Note, in the manner described in the AGREEMENT.  Such quarterly payments shall remain in said amount without regard to any reduction or variance in interest rate accrual during the term hereof.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on January 1, 2008, if not sooner paid.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS.  The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

BADGER STATE ETHANOL, LLC

By:	/s/ Gary L. Kramer

STATE OF	Wisconsin	)
)ss.
COUNTY OF	Green	)

                On this 18th day of December, 2002, before me, the undersigned, a Notary Public, personally appeared Gary Kramer, the President of Badger State Ethanol, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Notary Signature
Notary Public

Exhibit 4

Breakage Fees

(excludes any pre-payment required by the
Excess Cash Flow Recapture covenants as
Required by the AGREEMENT)

1.	AgStar Financial Services, ACA ($6,500,052.00 in fixed rate funding)
Breakage Fee
1.25% if rate is broken in the first 12 months following note date, 1.00% thereafter.

2.	Home Federal Bank ($1,499,706.00 in fixed rate funding)
Breakage Fee
SEE ATTACHED FEDERAL HOME LOAN BANK OF DES MOINES - PREPAYMENT FEE CALCULATIONS

3.	Badgerland Farm Credit Services ($2,500,020.00) in fixed rate funding)
Breakage Fee = none

4.	Amcore Bank NA ($1,000,620.00 in fixed rate funding)
Breakage Fee = none

5.	Farm Credit Services/Greenstone ($1,649,646.00 in fixed rate funding)
Breakage Fee
1.25% if rate is broken in the first 12 months following note date, 1.00% thereafter.

6.	First National Bank of Omaha ($2,149,956.00 in fixed rate funding)
Breakage Fee
SEE ATTACHED FEDERAL HOME LOAN BANK OF DES MOINES - PREPAYMENT FEE CALCULATIONS